Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York 12302
(518) 377-3311 Fax: (518) 381-3668

Subsidiary: Trustco Bank

Contact:	Robert M. Leonard Executive Vice President and Chief Operating Officer (518) 381-3693

TrustCo Increases Dividend 5.3%:  Long-Term Commitment to Payouts Supported by
Solid Earnings and Strong Capital Position
More Great News For Our Shareholders

Glenville, New York – August 18, 2026

The Board of Directors of TrustCo Bank Corp NY (TrustCo, Nasdaq: TRST) on August 18, 2026 declared an increased quarterly cash dividend of $0.40 per share, or $1.60 per share on an annualized basis.   The declared dividend represents an increase of 5.3% over the prior dividend amount.  The dividend will be payable on October 1, 2026 to shareholders of record at the close of business on September 4, 2026.

Chairman, President, and Chief Executive Officer Robert J. McCormick said: “TrustCo’s commitment to paying a meaningful dividend is legendary – it spans more than a century.  We are very pleased to announce that the company’s earnings and balance sheet management support a capital deployment strategy that simultaneously enables a robust repurchase program and an increase in the already-meaningful quarterly dividend.   Our dividend payout no doubt has played a role in the growth in the company’s share price that we have seen over the past two years and the increase announced today will boost the dividend yield, making the stock even more attractive to investors.  We are optimistic that these factors will work together to further increase our market capitalization.”

About TrustCo Bank Corp NY

TrustCo Bank Corp NY is a $6.5 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 133 offices in New York, New Jersey, Vermont, Massachusetts, and Florida as of July 31, 2026.

In addition, the Bank’s Wealth Management Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Forward-Looking Statements

All statements in this news release that are not historical are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future developments, results or periods. Examples of forward-looking statements include, among others, statements we make regarding our  expectations with respect to the impact of the change in dividend yield on the attractiveness of TrustCo’s stock to investors, as well as the impact of TrustCo’s capital deployment strategy, dividend yield and other factors on its future market capitalization. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made and which are subject to factors and uncertainties that could cause actual results to differ materially for TrustCo from the views, beliefs and projections expressed in or implied by such statements, including but not limited to, risks and uncertainties relating to future  changes in interest rates; external economic factors, such as changes the interest rate policies of the Federal Reserve Board and other changes in monetary policy, as well as ongoing inflationary pressures and continued elevated prices; exposure to credit risk in our lending activities; the risk of weakness in residential real estate markets; limitations on our ability to pay dividends; the impact of the manner in which we allocate capital; the risks and uncertainties set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2025, and, if any, our subsequent Quarterly Reports on Form 10-Q; the financial, operational and legal risks and uncertainties detailed from time to time in TrustCo’s filings with the Securities and Exchange Commission, including within the cautionary statements contained in such filings; and the effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers. The forward-looking statements contained in this news release represent TrustCo management’s judgment as of the date of this news release. TrustCo disclaims, however, any intent or obligation to update forward-looking statements, either as a result of future developments, new information or otherwise, except as may be required by law.